THE LONG TERM INCENTIVE PLAN

                                    OF

                        THE CONTINENTAL CORPORATI0N











                                    Amended and Restated as of December 1, 1993


                             Table of Contents

                                                          Page

ARTICLE   I    Purpose....................................  1

ARTICLE   II   Definitions................................  1

ARTICLE   III  Eligibility................................  5

ARTICLE   IV   Administration.............................. 5

               4.1. Authority.............................. 5
               4.2. Award Approval......................... 6
               4.3. Records and Reports.................... 6

ARTICLE   V    Scope and Duration.......................... 6

ARTICLE   VI   Terms and Conditions of Options............. 7

               6.1. Purchase Price......................... 7
               6.2. Term of Options........................ 7
               6.3. Exercisability......................... 7
               6.4. Acceleration of Exercisability......... 7
               6.5. Payment................................ 8
               6.6. Termination of Employment.............. 8
               6.7. Death.................................. 8
               6.8. Special Stock Appreciation Right....... 8

ARTICLE   VII  Terms and Conditions of Performance Shares
                and Performance Units...................... 9

               7.1. Performance Goals...................... 9
               7.2. Determination of Participants,
                      Target Awards and Incentive Awards... 9
               7.3. Vesting of Awards...................... 10
               7.4. Special Vesting........................ 10
               7.5. Termination of Employment.............. 11
               7.6. Payment Date........................... 11
               7.7. Method of Payment...................... 12
               7.8. Deferral of Payment.................... 13

ARTICLE   VIII Capital Adjustments......................... 13


                                                            Page

ARTICLE   IX   Miscellaneous............................... 13

               9.1. Effective Date......................... 13
               9.2. Amendment or Termination............... 13
               9.3. Inalienability of Interests............ 14
               9.4. Facility of Payments................... 14
               9.5. Excess Parachute Payments.............. 14
               9.6. Written Agreements..................... 15
               9.7. Withholding............................ 15
               9.8. Limited Effect......................... 15
               9.9. Number and Gender...................... 15
               9.10.Captions............................... 15
               9.11.Applicable Law......................... 15

               THE LONG TERM INCENTIVE PLAN OF
               THE CONTINENTAL CORPORATION
                 (Amended and Restated as of December 1, 1993)


                                 ARTICLE I

                                  Purpose


The Long Term Incentive Plan of The Continental Corporation (the "Plan") is intended to foster a closer identity between the interests of key employees of The Continental Corporation (the "Corporation") and its subsidiaries and the interests of the Corporation's shareholders by encouraging and facilitating acquisition of common stock of the Corporation by key employees, to enhance the Corporation's ability to attract and retain highly competent employees essential to its future growth and success, and to provide incentives to key employees to achieve superior financial performance over the long term. In furtherance of these goals, the Compensation Committee of the Board of Directors of the Corporation (the "Committee") recommended, and the Board voted, on February 18, 1993, to amend and restate the Plan, subject to shareholder approval, in order to extend the date for making grants thereunder, to increase the maximum number of shares of common stock as to which performance shares and stock options may be granted and which may be issued in payment of performance units, to Participants (as defined below) and to make certain other changes.


                                ARTICLE II

                                Definitions


2.1.   "Act" means the Securities Exchange Act of 1934, as amended.

2.2.   "Award" means an award of Performance Units or Performance
       Shares.

2.3.   "Board" means the Board of Directors of The Continental
       Corporation.

2.4. "Change of Control" means the occurrence of any of the following events:

       (i) any "person" or "group" of persons (as such terms are used in sections 13 and 14 of the Act), other than any employee benefit plan sponsored by the Corporation, becomes the "beneficial owner" (as such term is used in section 13 of the Act) of 30% or more of the outstanding shares of the Corporation's capital stock entitled to vote for the election of directors; or



      (ii) any shares of any class of the Corporation's capital stock are purchased pursuant to a tender or exchange offer (other than an offer by the Corporation or a Subsidiary); or

     (iii) the approval by the requisite vote of the Corporation's shareholders of any merger, consolidation, sale of assets, liquidation or reorganization as a result of which the Corporation will not survive as a publicly-owned corporation; or

      (iv) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.5.   "Code" means the Internal Revenue Code of 1986, as amended.

2.6.   "Committee" means the Compensation Committee of the Board.
       The Committee shall be comprised of at least three directors all of whom shall be disinterested within the meaning of Rule l6b-3 of the Securities and Exchange Commission.

2.7. "Common Stock" means common stock of the Corporation, par value $1.00 per share.

2.8. "Corporation" means The Continental Corporation and its successors and assigns and any corporation which shall acquire substantially all of its assets.

2.9. "Completion of the Audit" means, with respect to any year, the date of the report of the Corporation's independent public accountants on the consolidated financial statements of the Corporation and its Subsidiaries for such year.

2.10. "Disability" means a condition qualifying the Participant for benefits under the Long-Term Disability Plan of The
       Continental Corporation, whether or not such Participant participates therein.

2.11. "Fair Market Value" of Common Stock on any date means the average of the highest and lowest sales prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for such date, or if there were no sales on such date, on the next preceding date on which there were sales.

2.12. "Incentive Award" means, with respect to any Participant, such Participant's Target Award for a Performance Cycle as increased or decreased in accordance with section 7.2.

2.13. "Incentive Stock Option" means a stock option that is intended to be an incentive stock option under section 422A of the Code.

2.14. "Nonqualified Option" means a stock option that is not intended to be an Incentive Stock Option.

2.15.  "Option" means an Incentive Stock Option or a Nonqua1ified
       Option.

2.16. "Participant" means any full-time or regular part-time key employee (as determined from time to time by the Committee) of the Corporation or its Subsidiaries.

2.17. "Performance Cycle" means a period of four consecutive years, or such other number of years as the Committee or the Board may determine.

2.18. "Performance Share" means a unit awarded under the provisions of Article VII and the value of which is measured by the Fair Market Value of a share of Common Stock.

2.19. "Performance Unit" means a unit awarded under the provisions of Article VII and the value of which is fixed by the Committee or the Board.

2.20.  "Plan" means The Long Term Incentive Plan of The Continental
       Corporation.

2.21. "Qualifying Termination" means a termination of a Participant's employment with the Corporation or any Subsidiary (under circumstances where such Participant is no longer employed by the Corporation or any Subsidiary) following a Change of Control for any reason other than

         (i)  death,

        (ii)  Disability,

       (iii) willful misconduct in the performance of such Participant's duties as an employee,

        (iv)  Retirement, or

         (v) a termination by such Participant, other than for one or more of the following reasons:

              (x) the assignment to such Participant of any duties inconsistent, in a way significantly adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Corporation and its Subsidiaries immediately prior to such Change of Control, or a significant reduction in the duties and responsibilities held by such Participant immediately prior to such Change of Control; a change in such Participant's reporting responsibilities, titles or offices as in effect immediately prior to such Change of Control; or any removal of such Participant from or any failure to re-elect such Participant to any position with the Corporation or any Subsidiary that such Participant held immediately prior to such Change of Control except in connection with such Participant's promotion or termination of employment for any of the reasons specified in paragraphs (i) through (iv) above; or

              (y)  a reduction by the Corporation in such
                   Participant's base salary as in effect
                   immediately prior to such Change of Control;
                   the failure by the Corporation to continue in effect any employee benefit plan or compensation plan in which such Participant was participating immediately prior to such Change of Control unless such Participant is permitted to participate in other plans providing substantially comparable benefits to such Participant; or the taking of any action by the Corporation that would adversely affect such Participant's participation in or materially reduce such Participant's benefits under any such plan; or

              (z) the Corporation's requiring such Participant to be based anywhere other than such Participant's present location; or the Corporation's requiring such Participant to travel on the Corporation's business to an extent substantially more burdensome than such Participant's travel obligations immediately prior to such Change of Control.

2.22.  "Retirement" means any retirement under the terms of The
       Retirement Plan of The Continental Corporation other than a retirement entitling the Participant to a Vested Retirement Allowance as defined in such Plan.

2.23.  "Stock Appreciation Right" means a right granted under section 6.8.

2.24. "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

2.25. "Target Award" means, with respect to any Participant, the amount to which such Participant will be entitled in respect of an Award of Performance Units or Performance Shares if the Committee determines that the Corporation has met the performance goals established for a Performance Cycle.

                                ARTICLE III

                                Eligibility


Participation in the Plan is limited to Participants. The granting of an Option or an Award to any person under the Plan shall neither entitle such person to, nor disqualify such person from, participation in any other incentive plan of the Corporation or any Subsidiary. No director of the Corporation shall be eligible for an Option or an Award unless such director is an employee of the Corporation or any Subsidiary.

                                ARTICLE IV

                              Administration


4.1. Authority. The Committee shall have the authority, subject to the terms of the Plan:

         (i) to determine the purchase price per share of Common Stock covered by each Option, the time or times at which Options may be granted and exercised, and the terms and provisions of stock option agreements; to designate Options as Incentive Stock Options or Nonqualified Options; with the consent of employees to whom Options have been granted, to grant in substitution for outstanding Options replacement Options, which may be at a lower purchase price (but, in the case of Incentive Stock Options, at a purchase price not less than the Fair Market Value of the Common Stock subject to the replacement Option at the time of substitution and, in the case of Nonqualified Options, not less than 75% of the Fair Market Value of the Common Stock subject to the replacement Option at the time of substitution), and to cancel replaced Options;


        (ii) to determine the time or times at which Awards shall be made, the number of shares or units to be covered by each Award, the Target Awards and Incentive Awards of each Participant, the length of the Performance Cycle and other conditions applicable to Awards, and the terms and provisions of the agreements by which Awards shall be evidenced;

       (iii) to recommend to the Board the Award or Grant of the Chief Executive Officer and to approve individual
              Awards or Grants for all other Participants;

        (iv) to interpret the Plan; to establish, amend and rescind rules and guidelines for administering the Plan; to determine the effect of all matters and questions relating to termination of employment; and to make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

       The Plan shall be administered by the Committee, provided that certain ministerial powers and functions of the Committee under the Plan, except the authority to grant Options or Awards, may be delegated to the Office of the Chairman or the senior Human Resources officer as the Committee considers appropriate, subject to the terms of the Plan.

4.2. Award Approval. The Office of the Chairman may recommend for approval by the Committee the grant of Options or Awards to Participants based on guidelines and procedures approved by the Board or Committee.

4.3.   Records and Reports.  The Committee or the Office of the
       Chairman shall arrange for the maintenance of records showing Options and Awards under the Plan and shall arrange to keep in convenient form such data as may be necessary for the effective operation of the Plan.

                                 ARTICLE V

                            Scope and Duration


Subject to adjustment as provided in Article VIII, the maximum aggregate number of shares of Common Stock (a) as to which Options and Performance Shares may be granted under the Plan and (b) which may be issued in payment of Performance Units granted under the Plan is 9,000,000 shares, which shares in whole or in part, as the Board shall from time to time determine, may be authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Corporation. If for any reason (other than by reason of the exercise of Stock Appreciation Rights) any shares of Common Stock as to which an Option has been granted cease to be subject to purchase under such Option or any Performance Shares are forfeited to the Corporation, then (unless the Plan shall have been terminated) such shares shall become available for future grants under the Plan to the same employee who received the original grant or to a different employee or employees. No grants of Options or Awards shall be made hereunder after December 31, 1998.

                                ARTICLE VI

                      Terms and Conditions of Options


6.1. Purchase Price. The purchase price of the Common Stock covered by each Option shall be determined by the Board or the Committee, provided that such purchase price shall be not less than the Fair Market Value of a share of Common Stock on the date of grant thereof. The date of grant of an Option under the Plan will be the date on which the Board, Committee or the Office of the Chairman acts to grant such Option, unless a later date (consistent with the Code and any rules or regulations thereunder) is specified by the Board, Committee or the Office of the Chairman.

6.2. Term of Options. Each Option shall expire on the tenth anniversary of the date of its grant, or on such earlier date as may be specified in the stock option agreement.

6.3.   Exercisability.  Subject to section 6.4, section 6.6 and
       section 6.7, each Option shall become exercisable in one or more installments on the date or dates (no earlier than six months after the date of its grant) and upon the satisfaction of such conditions as may be specified in the stock option agreement. Once an Option becomes exercisable with respect to a portion of the shares subject thereto, it shall remain exercisable with respect thereto until expiration or termination of such Option. An Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The aggregate Fair Market Value (determined at the date of grant as provided in section 6.1) of the portion of shares of Common Stock with respect to which any person may be granted Incentive Stock Options that are first exercisable in any one calendar year under the Plan (and any other stock option plan of the Corporation or any Subsidiary or a parent) shall not exceed $100,000 or such other amount as may be provided in the Code.

6.4.   Acceleration of Exercisability.  Except as provided in
       section 9.5, notwithstanding anything to the contrary in the Plan or in the stock option agreement evidencing an Option, in the event a Change of Control occurs, then each Option shall become exercisable, to the extent not then exercisable, during the period beginning on the date of the occurrence of such Change of Control and ending on the sixtieth day following such date, for the purchase of the full number of shares still subject to such Option, provided that no Option shall become exercisable, as a result of a Change of Control, prior to the date six months after the date of its grant. Upon the expiration of such sixty day period, such Option shall thereafter remain or become exercisable according to its original terms.

6.5. Payment. Upon exercise, the purchase price shall be paid in cash or, in the discretion of the Committee, in shares of Common Stock, or any other property acceptable to the Committee, or any combination of cash, shares of Common Stock and such property, in each case having an aggregate fair market value (as defined in section 2.11 or otherwise determined by the Committee) on the exercise date equal to such purchase price.

6.6. Termination of Employment. If the holder of an Option ceases, other than by reason of death, to be employed by the Corporation or any Subsidiary, no further installments of such Option shall become exercisable and such Option shall terminate on the earlier of (a) such Option's specified expiration date and (b) the date three months from the date of termination of such employment or, in the case of termination of employment by reason of Retirement or Disability, the first anniversary of termination of employment (or in either such case such earlier date as may be specified in the option agreement). Notwithstanding the foregoing, if an optionee's retirement date is the month following the sale of the subsidiary for which he or she worked, outstanding vested options shall remain exercisable at any time prior to the earlier of such option's specified expiration date and the first anniversary of such optionee's termination of employment.

6.7. Death. If the holder of an Option dies, such Option may be exercised, to the extent of the number of shares of Common Stock with respect to which the optionee could have exercised such Option on the date of death, by such optionee's estate, personal representative or beneficiary who acquires such Option by will or by the laws of descent and distribution at any time prior to the earlier of such Option's specified expiration date and the first anniversary of such optionee's death. On the earlier of such dates, the Option shall terminate.

6.8. Special Stock Appreciation Rights. In the event a Change of Control occurs, then any optionee who is subject to the provisions of section 16(b) of the Act shall have the right to elect (subject to any limitations expressly made applicable to rights under this section 6.8 and contained in the stock option agreement) by written notice to the Treasurer of the Corporation, during the period beginning on the date of the occurrence of such Change of Control and ending on the sixtieth day following such date, in lieu of purchasing shares of Common Stock as to which such Option shall become exercisable as a result of such Change of Control, to surrender such Option with respect to any or all of such shares and to receive a payment in cash from the Corporation in an amount equal to the amount by which (a) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares of Common Stock as to which the Optionee shall have made such election, exceeds (b) the total purchase price for such number of shares of Common Stock under such Option. Upon election by the optionee to receive a payment under this section 6.8, such Option shall thereafter remain exercisable, according to its terms, only with respect to the number of shares of Common Stock as to which it would otherwise be exercisable less the number of shares of Common Stock as to which such election shall have been made. Any shares of Common Stock as to which an election pursuant to this section 6.8 shall have been made shall not be available for further grants under this Plan.

                                ARTICLE VII

                          Terms and Conditions of
                 Performance Shares and Performance Units


7.1. Performance Goals. The Committee shall prescribe, no later than six months after the commencement of each Performance Cycle, one or more financial performance measurement goals to be attained by the Corporation during such Performance Cycle. The performance goals may be based on such criteria as the Committee shall deem appropriate and in the best interests of the Corporation. The Committee may at any time adjust the performance goals in order to reflect significant, unexpected changes in circumstances.

7.2. Determination of Participants, Target Awards and Incentive Awards. No later than six months after the commencement of each Performance Cycle, the Committee shall determine those employees who shall be Participants in such Performance Cycle and the Target Award for each Participant for such Performance Cycle. In the case of a Performance Unit award, the Target Award shall be the product of the number of Performance Units awarded to such Participant and the dollar value of a Performance Unit if the performance goals for the Performance Cycle are met as fixed by the Committee. In the case of a Performance Share award, the Target Award shall be the number of Performance Shares to which such Participant will be entitled if the performance goals for the Performance Cycle are met. The Committee may also provide for an Incentive Award, which shall be a Participant's Target Award for a Performance Cycle increased or decreased to the extent considered appropriate by the Committee in order to reflect the relative level of attainment by the Corporation and the Participant of the performance goals established for such Performance Cycle. In making any increase or decrease, the Committee may take into account the recommendation of the Office of the Chairman and such other criteria as the Committee may consider pertinent. The Committee, in its sole discretion, shall determine whether to pay to Participants who have a vested Incentive Award consisting of Performance Shares an amount equal to the aggregate cash dividends which would have been paid on the number of Performance Shares for which payment is due (whether in cash or in shares of Common Stock) from the date of the grant of the Award to the date of payment had such Performance Shares been issued as shares of Common Stock on the date of grant of such Award (sometimes referred to as a "dividend equivalent").

7.3. Vesting of Awards. At the close of business on the last day of the final year of each Performance Cycle, each Participant who shall have been continuously employed by the Corporation or a Subsidiary from the date such Participant's Target Award for such Performance Cycle was initially determined until the close of business on such day shall become irrevocably vested with the right to receive such Participant's Incentive Award for such Performance Cycle.

7.4. Special Vesting. If a Participant's employment is terminated by reason of Retirement, Disability or death, or if a Change of Control occurs, vesting will be as follows:

         (i) Retirement or Disability. If a Participant's employment is terminated by reason of Retirement or disability after 25% of a Performance Cycle has elapsed but before completion of that Performance Cycle, such Participant on the date of such termination of employment shall become irrevocably vested with the right to receive an amount equal to the product of (a) the Incentive Award of such Participant for each Performance Cycle that was not completed prior to termination of employment and (b) a fraction, the numerator of which is the number of full months of employment completed by such Participant during such Performance Cycle to the date of such termination and the denominator of which is the total number of months in such Performance Cycle.

        (ii) Death. If a Participant's employment is terminated by reason of his death after 25% of a Performance Cycle has elapsed but before completion of that Performance Cycle, such Participant's estate on the date of such termination of employment shall become irrevocably vested with the right to receive an amount equal to the product of (a) the Target Award of such Participant for each Performance Cycle that was not completed prior to his death and (b) a fraction, the numerator of which is the number of full months of employment completed by such Participant during such Performance Cycle to the date of such termination and the denominator of which is the total number of months in such Performance Cycle.

       (iii) Change of Control. In the event that any Participant's employment with the Corporation or any Subsidiary terminates by reason of a Qualifying Termination within two years after a Change of Control, such Participant shall become irrevocably vested with the right to receive an amount equal to the product of (a) the Target Award of such Participant for each Performance Cycle that was not completed prior to such Qualifying Termination and
              (b) a fraction, the numerator of which is the number of full months of employment completed by such Participant during such Performance Cycle to the date of such Qualifying Termination and the denominator of which is the total number of months in such Performance Cycle. In the event that a Change of Control takes place and a Participant's employment has not terminated as a result of a Qualifying Termination within two years of such Change of Control, the foregoing provision shall not apply to such Participant's Awards and the rights of such Participant in respect of such Awards shall be determined in accordance with the other provisions of the Plan.

7.5.   Termination of Employment.  Except as provided in section
       7.4 or as may otherwise be determined by the Committee if a Participant's employment terminates before the close of business on the last day of the final year of a Performance Cycle, he shall forfeit his Incentive Award for such cycle.

7.6.   Payment Date.

         (i) Normal Vesting, Retirement or Disability. Within forty-five days after Completion of the Audit for the final year of each Performance Cycle the Corporation shall on the date selected by the Committee pay to each Participant in such Performance Cycle any amount not yet paid that has theretofore vested in such Participant pursuant to section 7.3 or clause (i) of section 7.4.

        (ii) Change of Control. Within thirty days after a Change of Control the Corporation shall pay to each Participant the amount of such Participant's Incentive Award not yet paid for any Performance Cycle that was completed prior to the date of such Change of Control, which amount may be reasonably estimated by the Committee in the event payment is due hereunder prior to Completion of the Audit for the final year of such Performance Cycle. In the event that a Participant receives a payment of an estimated Incentive Award after a Change of Control pursuant to the preceding sentence, within forty-five days after Completion of the Audit for the final year of the Performance Cycle with respect to which such Incentive Award has then vested (x) the Corporation shall pay to such Participant the excess, if any, of such Participant's vested Incentive Award over such estimated Incentive Award payment or (y) such Participant shall pay to the Corporation the excess, if any, of such estimated Incentive Award payment over such Participant's vested Incentive Award. Within thirty days after a Qualifying Termination of a Participant's employment as described in clause (iii) of section 7.4, the Corporation shall pay to such Participant the amount that such Participant has a vested right to receive under such clause.

       (iii) Death. Within thirty days after a termination of a Participant's employment as described in clause (ii) of section 7.4, the Corporation shall pay to such Participant's estate in cash the amount that the estate has a vested right to receive under such clause.

7.7. Method of Payment. The Committee, in its sole discretion, may elect to pay vested Incentive Awards in cash, Common Stock or part in cash and part in Common Stock. If Performance Units are paid in shares of Common Stock, the number of such shares shall be equal to (a) the dollar value of the portion of the Award to be paid in shares divided by
       (b) the average Fair Market Value for a period of twenty trading days ending ten calendar days, or such smaller number of days selected by the Committee, before the date of payment. If Performance Shares are paid in cash, the amount of such cash payment shall be equal to (a) the number of Performance Shares to be paid in cash multiplied by (b) the average Fair Market Value for a period of twenty trading days ending ten calendar days, or such smaller number of days selected by the Committee, before the date of payment. Any dividend equivalent amount provided for under section
       7.2 shall be paid in cash.

7.8. Deferral of Payment. A Participant may elect to defer all or any portion of a payment to which the Participant is entitled pursuant to this Article VII under The Deferred
       Compensation Plan of The Continental Corporation.

                               ARTICLE VIII

                            Capital Adjustments


Except as otherwise provided in any written agreement evidencing an Option or Award, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, spin-off, reorganization or other similar transaction, the Board or Committee shall make appropriate adjustments in the aggregate number and class of shares that may be delivered under the Plan, the number and purchase price of shares of Common Stock covered by each Option outstanding on the date of such transaction (by means of a grant of a substitute Option or an additional Option or otherwise) and to each Award of Performance Shares outstanding on such date. Any fractional shares resulting from such adjustments shall be eliminated.

                                ARTICLE IX

                               Miscellaneous


9.1. Effective Date. The amendment and restatement of the Plan shall become effective as of May 20, 1993, subject to shareholder approval.

9.2. Amendment or Termination. The Board or Committee may terminate or amend the Plan in any respect at any time and the Office of the Chairman (or, in the cases of clauses (i) and (iii) below, the senior Human Resources officer) may approve in writing any amendment of the Plan when it finds that such amendment:

         (i) is required to conform the Plan to applicable laws or regulations;

        (ii) will not significantly decrease the benefits to, or rights of, any Participant in the Plan; or

       (iii) is intended only to implement transactions approved by the Board;


provided, that, no such amendment may be made without shareholder approval if such approval is necessary to comply with any tax, regulatory or listing requirement or other applicable law, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Act.

No action of the Board, the Committee, the Office of the Chairman or senior Human Resources officer, or the shareholders of the Corporation, without a Participant's consent, may (x) alter or impair a Participant's rights under any Option previously granted or to amounts in respect of Performance Units or Performance Shares already vested in him, or (y) in connection with a Change of Control, alter, impair or affect adversely the rights of any Participant in respect of an Option (including without limitation such Participant's acceleration rights under section 6.4) or in respect of Performance Units or Performance Shares with respect to any year or Performance Cycle that commenced prior to the date of such Change of Control (including without limitation such Participant's rights under section 7.4).

9.3. Inalienability of Interests. A Participant's interests under the Plan shall not be subject to alienation, assignment, garnishment, execution of levy of any kind, and any attempt to cause benefits to be so subjected shall not be recognized. Notwithstanding the foregoing, a Participant's interests may be transferred by will or by the laws of descent and distribution. During the lifetime of any optionee, only the optionee may exercise his Option. At the request of the holder of an Option, shares of Common Stock purchased upon the exercise of such Option, or received on exercise of stock appreciation rights, may be issued in or transferred into the name of such holder and another person, jointly with the right of survivorship.

9.4. Facility of Payments. In the event that the Office of the Chairman or senior Human Resources officer shall find that any person to whom any payment is due is unable to care for his affairs because of illness or accident, or otherwise, the Office of the Chairman or senior Human Resources officer may direct that any such payment shall be paid to the duly appointed legal representative of such person, or if there be no duly appointed legal representative, to the spouse, a child, a parent or other blood relative of the person or to any person deemed by the Office of the Chairman or senior Human Resources officer to have incurred expense for the benefit of such person, and any such payments so made shall be a complete discharge of the liabilities of this Plan therefor.

9.5. Excess Parachute Payments. A Participant's entitlement to payments under this Plan and the acceleration of the exercisability of Options under section 6.4 of the Plan shall be limited to the extent necessary so that no portion of such payment (or the value of such acceleration, as the case may be), when aggregated with payments or benefits (including the value of acceleration of stock options) to which the Participant is entitled under any other plan or agreement, shall be subject to the excise tax imposed by section 4999 of the Code.  Any limitation under this section
       9.5 of a Participant's entitlement to payments or on the acceleration of exercisability of Options shall be made in the manner and in the order directed by such Participant.

9.6. Written Agreements. Options and Awards shall be evidenced by written agreements in such form or forms and containing such restrictions, terms and conditions, not inconsistent with the Plan, as the Board or Committee may from time to time approve.

9.7. Withholding. The Corporation's obligation to deliver shares of Common Stock or to make a payment upon the exercise of any Option or Stock Appreciation Right or to make any payment in respect of an Award shall be subject to applicable federal, state and local tax withholding requirements.

9.8. Limited Effect. The Plan shall not be construed as creating any contract of employment or otherwise conferring upon any Participant any legal right to continuation of employment, nor as limiting or qualifying the right of the Corporation or a Subsidiary to discharge any Participant without regard to the effect that such discharge might have upon such Participant's rights under the Plan.

9.9. Number and Gender. Where from the context it appears appropriate, each term used in this Plan in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

9.10.  Captions.   Captions of the Plan are inserted for
       convenience of reference only, and the Plan is not to be construed by interpretation thereof.

9.11.  Applicable Law.   This Plan shall be interpreted, construed
       and administered in accordance with the laws of the State of New York.